EXHIBIT 23.2


Consent of Independent Auditors'

The Board of Directors
Airgas, Inc.:

We consent to the use of our report incorporated herein by reference and to the reference to our firm under the heading "Experts" in the prospectus.


/s/KPMG LLP

Philadelphia, Pennsylvania
November 13, 2000